UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue

Omaha, Nebraska 68154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 331-7856

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2017, TD Ameritrade Holding Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “Voting Trustee”), the Paula and Rodger Riney Foundation and the St. Louis Community Foundation, Inc. (collectively, the “Selling Stockholders”) and Goldman Sachs & Co. LLC (the “Underwriter”) with respect to a registered underwritten public offering (the “Offering”) of an aggregate of 27,685,493 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold by the Selling Stockholders. The Offering closed on December 14, 2017. Upon closing of the Offering, the Selling Stockholders no longer own any outstanding shares of Common Stock.

The Offering was made pursuant to the Company’s shelf registration statement (File No. 333-220513) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 18, 2017, a free writing prospectus dated December 12, 2017, filed by the Company with the SEC on December 12, 2017, and a prospectus supplement dated December 12, 2017 to the prospectus contained in the Registration Statement (the “Base Prospectus”), filed by the Company with the SEC on December 14, 2017 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares in the Offering, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter and its affiliates perform and have performed commercial and investment banking and advisory services for the Company or its affiliates from time to time for which they receive and have received customary fees and expenses. The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for the Company or its affiliates in the ordinary course of its business for which they may receive fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference. In connection with the Offering by the Selling Stockholders of the Common Stock in the Offering, the Underwriting Agreement is filed herewith in order to be incorporated by reference into the Registration Statement.

The legal opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the Shares offered by the Selling Stockholders is attached hereto as Exhibit 5.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon the closing of the Offering, the Selling Stockholders no longer own any outstanding shares of Common Stock. As a result, the Stockholders Agreement, dated as of September 18, 2017, by and among the Company and the Selling Stockholders, which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on September 18, 2017, terminated in accordance with its terms.

Also as a result of the Selling Stockholders no longer own any outstanding shares of Common Stock, the Registration Rights Agreement, dated as of September 18, 2017, by and among the Company, the Toronto-Dominion Bank, TD Luxembourg International Holdings S.a.r.l, the Selling Stockholders and the other stockholders described therein, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on September 18, 2017, terminated solely with respect to the Selling Stockholders in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 12, 2017, among the Company, the Selling Stockholders and Goldman Sachs & Co. LLC.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 filed herewith).

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 12, 2017, among the Company, the Selling Stockholders and Goldman Sachs & Co. LLC.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 filed herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: December 14, 2017	By:	/s/ Ellen L.S. Koplow
	Name:	Ellen L.S. Koplow
	Title:	Executive Vice President, General Counsel

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